EXHIBIT 23.2

L·B·B

America Counts on CPAs℠

LBB & ASSOCIATES LTD., LLP • • • CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 27, 2010, in this Registration Statement on Form S-1 of Varca Ventures, Inc., for the registration of shares of its common stock. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

LBB + Associates Ltd., LLP

LBB & Associates Ltd., LLP

Houston, Texas
May 3, 2010